Exhibit 99.1

Augmedix Names William Febbo as New Member to its Board of Directors

William Febbo, CEO and Director of OptimizeRx, joins the Augmedix Board of Directors

SAN FRANCISCO, Calif. – March 29, 2022 – Augmedix, Inc. (Nasdaq: AUGX), a leading provider of automated medical documentation and data services, today announced that William Febbo, Chief Executive Officer and Director of OptimizeRx, has joined its board of directors, effective March 28, 2022.

“We are extremely pleased to welcome Will to our board and leverage his depth of experience in building and managing technology and healthcare companies,” said Manny Krakaris, Chief Executive Officer at Augmedix. “We believe his experience in successfully leading OptimizeRx’s growth and expansion will bring a valuable perspective as we continue on our clear path to unlock the large market opportunity ahead.”

For the last 20 years, Mr. Febbo has led health service, technology and finance companies. He is currently Chief Executive Officer and Director of OptimizeRx (Nasdaq: OPRX), and continues to drive innovation in healthcare, leading the transformation of OptimizeRx into a leading digital health company that facilitates communication at the point-of-care for better health outcomes. Mr. Febbo previously served as Chief Operating Officer of Investment Banking at Merriman Capital and Chief Executive Officer of Digital Capital Network (“DCN”), a wholly owned subsidiary of Merriman Holdings. Prior to Merriman, Mr. Febbo was the Chief Executive Officer and Co-Founder of MedPanel, a market intelligence and communications provider to the life sciences and financial industries, which later was acquired by Merriman Capital. Mr. Febbo serves as a faculty member for Massachusetts Institute of Technology linQ program, a collaborative initiative increasing the potential of innovative biomedical research to benefit society and the economy and also serves on the board of the United Nations of Greater Boston.

“I am honored to join the Augmedix board. Augmedix has an impressive track record advancing unique solutions for clinical documentation and addressing a significant burden for physicians and health systems,” said Mr. Febbo. “I am also impressed by Augmedix’s technology and progress toward generating a fully-automated medical note. I look forward to collaborating with this team to continue building on the company’s strong momentum and help to achieve its next chapter of growth.”

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the potential benefits to Augmedix of Mr. Febbo’s appointment to the board, Augmedix’s leadership in addressing the burden of clinical documentation and related matters, and Augmedix’s ability to unlock the large opportunity ahead and achieve further growth. Forward-looking statements are based on management’s expectations as of the date hereof and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com